UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 11, 2021

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 11, 2021, BeiGene Switzerland GmbH, a wholly-owned indirect subsidiary of BeiGene, Ltd. (collectively, “BeiGene” or the “Company”), entered into a Collaboration and License Agreement (the “Collaboration and License Agreement”) with Novartis Pharma AG (“Novartis”), pursuant to which BeiGene will grant Novartis the right to develop, manufacture and commercialize BeiGene’s anti-PD-1 antibody tislelizumab in the United States, Canada, Mexico, member countries of the European Union, United Kingdom, Norway, Switzerland, Iceland, Liechtenstein, Russia, and Japan (the “Licensed Territory”).

Under the Collaboration and License Agreement, BeiGene will receive an upfront cash payment of $650 million from Novartis. Additionally, BeiGene is eligible to receive up to $1.3 billion upon the achievement of regulatory milestones, $250 million upon the achievement of sales milestones, and tiered royalties based on percentages of annual net sales of tislelizumab in the Licensed Territory ranging from the high-teens to high-twenties, with customary reductions in specified circumstances. Royalties are payable on a country-by-country basis from the time of the first commercial sale until the latest of the expiration of the last valid patent claim, the expiration of regulatory exclusivity, or 10 years after the first commercial sale of tislelizumab in the country of sale.

Under the Collaboration and License Agreement, BeiGene and Novartis have agreed to jointly develop tislelizumab in the Licensed Territory, with Novartis responsible for regulatory submissions after a transition period and for commercialization upon regulatory approvals. In addition, both companies may conduct clinical trials to explore potential combinations of tislelizumab with other cancer treatments. BeiGene will be responsible for funding the ongoing clinical trials of tislelizumab, and Novartis has agreed to fund any new registrational, bridging, or post-marketing studies in the Licensed Territory. Subject to specified conditions, BeiGene and Novartis have agreed to jointly fund other new clinical trials in the Licensed Territory agreed by the parties, provided that each party will be responsible for funding clinical trials evaluating tislelizumab in combination with its own- or third-party cancer treatments. BeiGene will initially be responsible for supplying tislelizumab to Novartis, with Novartis having the right to conduct manufacturing for its use in the Licensed Territory after successful transfer of the manufacturing process. In addition, BeiGene has an option to co-detail the product in the United States, Canada and Mexico, on an indication-by-indication basis, funded in part by Novartis. Each party retains the worldwide right to commercialize its propriety products in combination with tislelizumab.

The Collaboration and License Agreement contains customary representations, warranties and covenants by BeiGene and Novartis. Unless earlier terminated, the agreement will expire on a country-by-country basis upon the expiration of the royalty term in such country. The Collaboration and License Agreement will expire in its entirety upon the expiration of all applicable royalty terms under the agreement in all countries in the Licensed Territory. BeiGene may terminate the agreement in its entirety upon written notice (i) if Novartis challenges the licensed BeiGene patents, or (ii) if Novartis files a biologics license application for its anti-PD-1 antibody, spartalizumab, in the Licensed Territory, and BeiGene does not elect to include spartalizumab as a licensed product under the Collaboration and License Agreement or Novartis does not divest the product candidate, in which case Novartis would pay BeiGene a specified termination fee. The agreement may be terminated by Novartis upon 120 days’ prior written notice if delivered before first commercial sale or 180 days’ prior written notice if delivered following first commercial sale of tislelizumab in the Licensed Territory, or by either party upon the other party’s bankruptcy or uncured material breach.

The transaction contemplated under the Collaboration and License Agreement is expected to close in the first quarter of 2021, subject to expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

* * *

The foregoing summary description of the Collaboration and License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Collaboration and License Agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

* * *

The representations and warranties and other statements in the Collaboration and License Agreement (1) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (2) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, it was advised that information concerning the subject matter of the representations and warranties and other statements made in the Collaboration and License Agreement would likely change after the execution date of such agreement, and subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Collaboration and License Agreement as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

On January 11, 2021, the Company issued a press release announcing the above-described transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on January 11, 2021, furnished herewith.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
Forward Looking Statements
This Current Report on Form 8-K and the materials furnished herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the further advancement of, and anticipated clinical development, regulatory milestones, and commercialization of tislelizumab; the parties’ commitments and the potential benefits of the collaboration, and the conditions to closing and expected timing for the closing of the transaction. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including the possibility that the closing conditions set forth in the Collaboration and License Agreement, including, those related to antitrust clearance, will not be met and that the parties will be unable to consummate the proposed transaction; the possibility that BeiGene will not realize the expected benefits of the transaction; the possibility that BeiGene or Novartis will fail to fully perform their respective obligations under the Collaboration and License Agreement; BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; and the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. BeiGene cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. BeiGene disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on January 11, 2021, furnished herewith.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: January 11, 2021	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel